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As filed with the Securities and Exchange Commission on October 16, 2007

Registration No. 333-145355

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VANGENT, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	8711 (Primary Standard Industrial Classification Code Number)	20-1961427 (I.R.S. Employer Identification Number)

Co-Registrants See Next Page
4250 North Fairfax Drive Suite 1200 Arlington, Virginia 22203 (703) 284-5600 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	Christine M. Bailey
Chief Financial Officer
4250 North Fairfax Drive
Suite 1200
Arlington, Virginia 22203
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Services)

Copies to:
Michael R. Littenberg, Esq.
Benjamin M. Polk, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Ph: (212) 756-2000
Fax: (212) 593-5955

        Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Co-Registrants

Exact Name of Co-Registrants as specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S Employer Identification Number
Blueprint Technologies, Inc. (Guarantor)	Virginia	8711	54-1845844
PAS, Inc. (Guarantor)	Virginia	8711	54-1476849

*
The address and telephone number of the principal executive offices of each of the co-registrants is c/o Vangent, Inc., 4250 North Fairfax Drive, Suite 1200, Arlington, Virginia 22203, telephone: (703) 284-5600.

 EXPLANATORY NOTE

        This Amendment No. 2 to the Registration Statement is being filed solely to amend Part II of the Registration Statement to file Exhibit 5.1 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Indemnification Under the Delaware General Corporation Law

        Vangent, Inc., the issuer of the New Notes, is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

  (1)
  for any breach of the director's duty of loyalty to the corporation or its stockholders,

  (2)
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  (3)
  for unlawful payments of dividends or unlawful stock purchases or redemptions, or

  (4)
  for any transaction from which the director derived an improper personal benefit.

        These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification Under the Virginia Stock Corporation Act

        Blueprint Technologies, Inc. and PAS, Inc. (the "guarantors") are corporations organized under the laws of Virginia. The Virginia Stock Corporation Act (the "VSCA") authorizes the guarantors to

Item 20.    Indemnification of Directors and Officers. (Continued)

indemnify their directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or, unless limited by the corporation's articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder—adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation's articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Indemnification Under the Certificate of Incorporation and By-Laws of Vangent, Inc.

        The certificate of incorporation of Vangent, Inc. provides that each person who at any time is or was an officer or director of the issuer and is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an officer or director of the issuer or is or was serving at the request of the issuer as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts in settlement incurred by such person in connection with any such action, suit or proceeding to the full extent permitted by the DGCL.

        The by-laws of the issuer provide that each person who is or was an officer, director, employee or agent of the issuer and is or was threatened to be made a party to any threatened, pending or completed proceeding, by reason of the fact that he or she is or was an officer, director, employee or agent of the issuer or is or was serving at the request of the issuer as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the issuer and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The by-laws of the issuer also provide that the issuer will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such capacity at the request of the corporation of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the issuer unless there is a determination of the Court of

Item 20.    Indemnification of Directors and Officers. (Continued)

Chancery or the court in which the action was brought that such person is fairly and reasonably entitled to indemnity. The determination of indemnification will be made by a majority vote of the board of directors consisting of a quorum of disinterested directors, independent legal counsel in a written opinion, if such quorum is not obtainable or a majority vote of a quorum of disinterested directors so directs, or by the stockholders. Expenses incurred by any officer or director in defending a proceeding will be paid by the issuer in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the issuer. Such expenses incurred by other employees and agents may be paid by the issuer upon such terms and conditions, if any, as the board of directors deems appropriate.

        The foregoing rights of indemnification is in no way exclusive of any other rights of indemnification to which officers, directors, employees and agents of the issuer may be entitled.

        The corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the issuer or is or was serving in such capacity at the request of the issuer of another enterprise against any liability asserted against and incurred by, such person in any such capacity, or arising out of his or her status as such, whether or not the issuer would have the power to indemnify such person against such liability under the indemnification provisions.

Indemnification Under the Articles of Incorporation and By-Laws of PAS, Inc.

        The articles of incorporation of PAS, Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action or suit by or in the right of the corporation) by reason of the fact he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred by him in connection with such action, suit or proceeding except any claim, issue or matter as to which such person shall have been finally adjudged to be not liable for his gross negligence of willful misconduct.

        The articles of incorporation also provide that the corporation may indemnify an officer or director upon a determination that it is in the best interests of the corporation and that the officer or director in question was not guilty of gross negligence or willful misconduct in the performance of his duty. Such determination shall be made (i) by the board of directors by a majority vote consisting of a quorum of disinterested directors, (ii) by independent legal counsel in a written opinion upon the request of a quorum of disinterested directors or (iii) by the shareholders. Expenses incurred in defending an officer or director may be advanced by the corporation if authorized as described above, provided that the person involved undertakes to repay such amount unless it is ultimately determined that he is entitled to indemnification. The foregoing right of indemnification shall not be exclusive to any other rights to which any director or officer may be entitled, including policies of insurance, whether or not said rights are in conflict with it.

        The by-laws of PAS, Inc. provide that the corporation will advance expenses to a director or officer of the corporation in connection with any proceeding to the extent permitted by the VSCA. The corporation may, as determined by the board of directors, indemnify and advance expenses to an employee or agent of the corporation who is not a director or officer in connection with any proceeding to the extent permitted by the VSCA.

Item 20.    Indemnification of Directors and Officers. (Continued)

Indemnification Under the Articles of Incorporation and By-Laws of Blueprint Technologies, Inc.

        The articles of incorporation of Blueprint Technologies, Inc. provide that the corporation shall indemnify any director or officer of the corporation made a party to such proceeding (including a proceeding by or in the right of the corporation) because he is or was a director or officer of the corporation.

        The by-laws of Blueprint Technologies, Inc. provide that the corporation will indemnify every director or officer, his heirs, executors, and administrators, against expenses reasonably incurred by him in connection with any action, suit, or proceedings to which he may be made a party by reason of his being, or having been, a director or officer of the corporation, except in relation to matters as to which he is adjudged in such action, suit, or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification will be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty.

        The foregoing right of indemnification is not exclusive of other rights to which any other officer or director may be entitled.

Item 21.    Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Purchase Agreement, dated as of February 7, 2007, by and among Vangent, Inc., Blueprint Technologies, Inc. and PAS, Inc. and Wachovia Capital Markets, LLC and Goldman, Sachs & Co.
3.1**	Certificate of Incorporation of Vangent, Inc.
3.2**	By-laws of Vangent, Inc.
3.3**	Articles of Incorporation of Blueprint Technologies, Inc.
3.4**	Bylaws of Blueprint Technologies, Inc.
3.5**	Articles of Incorporation of PAS, Inc.
3.6**	Bylaws of PAS, Inc.
4.1**	Indenture, dated February 14, 2007, by and among Vangent, Inc., PAS, Inc., Blueprint Technologies, Inc. and The Bank of New York, as Trustee
4.2**	Form of 9 5/8% Senior Subordinated Notes due 2015 (included in Exhibit 4.1)
4.3**	Registration Rights Agreement, dated as of February 14, 2007, by and among Vangent, Inc., PAS, Inc., Blueprint Technologies, Inc. and Wachovia Capital Markets, LLC and Goldman, Sachs & Co.
4.4**	Form of Guarantee (included in Exhibit 4.1)
5.1*	Opinion of Schulte Roth & Zabel LLP
10.1**	Stock Purchase Agreement, dated as of December 8, 2006, by and among Pearson Inc., the other Seller entities listed on Attachment A thereto, Vangent Holding Corp., and, solely for the purposes of Section 10.2(b) and Article XII thereof, The Veritas Capital Fund III, L.P.
10.2**	Credit Agreement, dated as of February 14, 2007, by and among Vangent, Inc., Vangent Holding Corp., the subsidiaries of Vangent, Inc. named therein and Wachovia Bank, National Association, as agent.
12***	Statement Regarding Computation of Ratios
21***	Subsidiaries of Vangent, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)
25.1***	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee
99.1**	Form of Letter of Transmittal
99.2**	Form of Notice of Guaranteed Delivery for Outstanding 9 5/8% Senior Subordinated Notes due 2015, Series A, in exchange for 9 5/8% Senior Subordinated Notes due 2015, Series B

*
Filed herewith.

**
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-145355) originally filed with the SEC on August 13, 2007.

***
Previously filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-145355) originally filed with the SEC on October 15, 2007.

Item 22.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that:

        (1)   Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2)   Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

Item 22.    Undertakings. (Continued)

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Vangent, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on the 16th day of October, 2007.

VANGENT, INC.
By:	/s/ JOHN M. CURTIS
Name:	John M. Curtis
Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: October 16, 2007

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John M. Curtis and Christine M. Bailey, and each of them, severally (with full power to act alone) as the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN M. CURTIS John M. Curtis	President and Chief Executive Officer (Principal Executive Officer)	October 16, 2007
/s/ CHRISTINE M. BAILEY Christine M. Bailey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 16, 2007
/s/ ROBERT B. MCKEON Robert B. McKeon	Director	October 16, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Blueprint Technologies, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on the 16th day of October, 2007.

BLUEPRINT TECHNOLOGIES, INC.
By:	/s/ JOHN M. CURTIS
Name:	John M. Curtis
Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: October 16, 2007

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John M. Curtis and Christine M. Bailey, and each of them, severally (with full power to act alone) as the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN M. CURTIS John M. Curtis	President and Chief Executive Officer, Director (Principal Executive Officer)	October 16, 2007
/s/ CHRISTINE M. BAILEY Christine M. Bailey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 16, 2007
/s/ ROBERT B. MCKEON Robert B. McKeon	Director	October 16, 2007
/s/ RAMZI M. MUSALLAM Ramzi M. Musallam	Director	October 16, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PAS, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on the 16th day of October, 2007.

PAS, INC.
By:	/s/ JOHN M. CURTIS
Name:	John M. Curtis
Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: October 16, 2007

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John M. Curtis and Christine M. Bailey, and each of them, severally (with full power to act alone) as the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN M. CURTIS John M. Curtis	President and Chief Executive Officer (Principal Executive Officer)	October 16, 2007
/s/ CHRISTINE M. BAILEY Christine M. Bailey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 16, 2007
/s/ ROBERT B. MCKEON Robert B. McKeon	Director	October 16, 2007
/s/ JOHN M. CURTIS John M. Curtis	Director	October 16, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Purchase Agreement, dated as of February 7, 2007, by and among Vangent, Inc., Blueprint Technologies, Inc. and PAS, Inc. and Wachovia Capital Markets, LLC and Goldman, Sachs & Co.
3.1**	Certificate of Incorporation of Vangent, Inc.
3.2**	By-laws of Vangent, Inc.
3.3**	Articles of Incorporation of Blueprint Technologies, Inc.
3.4**	Bylaws of Blueprint Technologies, Inc.
3.5**	Articles of Incorporation of PAS, Inc.
3.6**	Bylaws of PAS, Inc.
4.1**	Indenture, dated February 14, 2007, by and among Vangent, Inc., PAS, Inc., Blueprint Technologies, Inc. and The Bank of New York, as Trustee
4.2**	Form of 9 5/8% Senior Subordinated Notes due 2015 (included in Exhibit 4.1)
4.3**	Registration Rights Agreement, dated as of February 14, 2007, by and among Vangent, Inc., PAS, Inc., Blueprint Technologies, Inc. and Wachovia Capital Markets, LLC and Goldman, Sachs & Co.
4.4**	Form of Guarantee (included in Exhibit 4.1)
5.1*	Opinion of Schulte Roth & Zabel LLP
10.1**	Stock Purchase Agreement, dated as of December 8, 2006, by and among Pearson Inc., the other Seller entities listed on Attachment A thereto, Vangent Holding Corp., and, solely for the purposes of Section 10.2(b) and Article XII thereof, The Veritas Capital Fund III, L.P.
10.2**	Credit Agreement, dated as of February 14, 2007, by and among Vangent, Inc., Vangent Holding Corp., the subsidiaries of Vangent, Inc. named therein and Wachovia Bank, National Association, as agent.
12***	Statement Regarding Computation of Ratios
21***	Subsidiaries of Vangent, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)
25.1***	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee
99.1**	Form of Letter of Transmittal
99.2**	Form of Notice of Guaranteed Delivery for Outstanding 9 5/8% Senior Subordinated Notes due 2015, Series A, in exchange for 9 5/8% Senior Subordinated Notes due 2015, Series B

*
Filed herewith.

**
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-145355) originally filed with the SEC on August 13, 2007.

***
Previously filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-145355) originally filed with the SEC on October 15, 2007.

QuickLinks

Co-Registrants
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
EXHIBIT INDEX
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX